                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   -----------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)           August 7, 2000
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                      THE ROSE GROUP CORPORATION OF NEVADA
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               (Exact Name of Registrant as Specified in Charter)



       Nevada                       0-26857                59-3575972
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 (State or Other Jurisdiction       (Commission             (IRS Employer
     of Incorporation)               File Number)            Identification No.)



 1748 Independence Boulevard, Building A, Sarasota, Florida         34234
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  (Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code       (941) 359-1795
                                                  ------------------------------



                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.     OTHER EVENTS.

      On August 7, 2000, The Rose Group Corporation of Nevada (the "Company") commenced the operation and maintenance of its website and dataprocessing center on its own server located at the Company's principal executive office in Sarasota, Florida. On or about the same date and without prior notice to the Company, Sun Remarketing, Inc. ("Sun Remarketing"), the internet server provider to the Company, terminated its services to the Company under the agreement between the parties dated October 15, 1999 (the "Sun Agreement"). The Company sent a letter to Sun Remarketing in October, 2000 requesting Sun Remarketing's acknowledgment of the termination of the parties' relationship under the Sun Agreement and has received no such acknowledgment from Sun Remarketing to date. The Company believes that the Sun Agreement was terminated as of August 7, 2000 and has not made any further payments to Sun Remarketing under the Sun Agreement after such date.

      As of August 24, 2000, the Company received notification from Yahoo! Inc. ("Yahoo") of its decision to terminate the advertising and promotion agreement and related merchant integration program agreement between the parties dated February 15, 2000 (the "Yahoo Agreements"). The termination arose from the inability of the Company and Yahoo to resolve certain disagreements between the parties relating to the advertising and promotion services to be rendered to the Company by Yahoo under the terms of the Yahoo Agreements and the Company's payment obligations thereunder. As a result, as of the termination date, Yahoo removed all advertising of the Company's products and services from its portal and the Company ceased any payments under the Yahoo Agreements. At the date of termination, the Company had paid $437,500 to Yahoo for its advertising services. Yahoo reserves all of its rights under the Yahoo Agreements, including the right to seek payment under the terms of the Yahoo Agreements.

      The Company can give no assurance that Sun Remarketing or Yahoo will not file a claim against it seeking to recover the remaining unpaid payments under their respective agreements.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 THE ROSE GROUP CORPORATION OF NEVADA


                                 By: /s/ Sheldon R. Rose
                                     --------------------------------------
                                     Sheldon R. Rose
                                     President, Chief Executive Officer and
                                     Chief Financial Officer


Dated:  October 27, 2000